                                                                     Exhibit 4.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                           VESTCOM INTERNATIONAL, INC.

                           (adopted December 16, 1999)

                                    ARTICLE I

                                     OFFICES

                  1.1. Registered Office and Agent.--The registered office of the Corporation in the State of New Jersey is 5 Henderson Drive, West Caldwell, New Jersey, 07006. The registered agent of the Corporation at that office is Sheryl B. Cilenti, Esq.

                  1.2. Principal Place of Business.--The principal place of business of the Corporation is located at 5 Henderson Drive, West Caldwell, New Jersey 07006.

                  1.3. Other Places of Business.--Branch or subordinate places of business or offices may be established at any time by the board of directors (the board) at any place or places where the Corporation is qualified to do business or where qualification is not required.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  2.1. Place of Meetings.--All meetings of shareholders shall be held at the principal business office of the Corporation or at whatever other place is designated by the board and stated in the notice of the meeting.

                  2.2. Annual Meeting.--The annual meeting of shareholders shall be held at whatever time may be determined by the board, but not more than thirteen months after the last annual meeting. If the scheduled date for the meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

                  2.3. Special Meetings.--Special meetings of the shareholders may be called for any purpose and at any time only by the chairman of the board, the president or the board.

                  2.4. Record Date.--The board shall fix in advance a record date for determination of shareholders entitled to notice of and to vote at any meeting of shareholders. Except as provided in Section 2.15, the record date shall not be more than sixty days nor less than ten days before the date of the meeting.

                  2.5. Voting List.--The secretary or stock transfer agent or registrar of the Corporation shall prepare a complete list of the shareholders entitled to vote at each shareholders' meeting or any adjournment thereof. The list may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required by this section. The list shall be

                  (a) arranged alphabetically within each class, series, or group of shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder;

                  (b) produced (or available by means of a visual display) at the time and place of the meeting;

                  (c) subject to the inspection of any shareholder for reasonable periods during the meeting; and

                  (d) prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting.

                  2.6. Inspectors.--The board may, in advance of any shareholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If the board does not appoint an inspector or inspectors, the presiding officer at the shareholders' meeting may, and on the request of any shareholder entitled to vote at the meeting shall, appoint one or more persons to act in that capacity. Each inspector shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and to the best of his or her ability. No person shall be elected a director at a meeting at which that person has served as an inspector.

                  2.7. Notice of Meetings.--Written notice of the time, place and purposes of each shareholders' meetings shall be given to each shareholder entitled to vote at the meeting at least ten and not more than sixty days before the date of the meeting. The notice may be given personally, by first class United States mail or by courier service, charges prepaid, by facsimile transmission, or any other reasonable means of delivery. The notice may be sent to the shareholder at his or her address appearing on the books of the Corporation or to any other business or residence address of the shareholder known to the Corporation. The notice shall be deemed given at the time it is delivered personally, delivered to the courier service, deposited in the United States mail, transmitted by facsimile (and there is no reason to believe it was not received), or delivered by any other method (provided that method is reasonably believed to be at least as quick and reliable as first class United States mail).

                  2.8. Voting Rights.--Shareholders shall be entitled to vote their stock in the manner provided by law or as modified by the certificate of incorporation as amended from time to time.

                  2.9. Proxies.

                           2.9.1. Every shareholder entitled to vote at a shareholder meeting may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed by the shareholder or his or her agent, but a proxy may be given by telegram, cable, or any other means of electronic communication that results in a writing.

                           2.9.2. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein. A proxy shall be revocable at will unless it states that it is irrevocable and is coupled with an interest either in the stock itself or in the Corporation. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue in force until revoked by the personal representative or guardian of the shareholder.

                           2.9.3. The presence at a meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder
         (i) files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or (ii) votes the shares subject to the proxy by written ballot. A person named as proxy of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as proxy in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the secretary of the meeting.

                           2.9.4. Each person holding a proxy shall either file the proxy with the secretary of the meeting or the inspectors at the start of the meeting or shall submit the proxy to the inspectors together with his or her ballot, as determined by the presiding officer. No proxy shall be counted or acted upon that is submitted to the secretary of the meeting or the inspectors any later than the first time during the meeting a vote is taken by ballot.

                  2.10. Closing the Polls.

                           2.10.1. After the polls are closed as provided herein, no additional votes nor any changes of votes shall be received or recognized, regardless of whether the votes have been tabulated and the results reported to the meeting.

                           2.10.2. If a vote is taken by any method other than by ballot, the voting shall be completed and the polls closed upon the announcement of the result of the vote by the presiding officer.

                           2.10.3. If a vote is taken by ballot, ballots shall be distributed to each shareholder or proxyholder requesting one, and they shall complete the ballots and return them to the inspectors. The polls shall be closed by a ruling by the presiding officer within a reasonable period of time after the ballots are distributed and, in any event, no sooner than ten minutes after the distribution of ballots.

                  2.11. Quorum.--The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of each class or series entitled to vote as a class at the meeting and a majority of any two or more classes voting together as a class at such meeting shall constitute a quorum for the transaction of business. If any matter to come before the meeting requires a vote of less than all the outstanding classes, then the presence in person or by proxy of the holders of a majority of the class or classes or series having the right to vote on that matter or matters shall constitute a quorum for the transaction of that business. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  2.12. Officers of Meetings.--The chairman shall preside at all meetings of shareholders. In the absence of the chairman, the president shall preside. In the absence of both, the most senior vice president shall preside unless the board has provided for someone else to preside. The secretary shall act as secretary of all meetings of shareholders. In the absence of the secretary, any assistant secretary who is present shall act as secretary of the meeting. If no assistant secretary is present, the presiding officer shall designate a secretary of the meeting.

                  2.13. Order of Business.--The order of business at all shareholder meetings shall be as follows:

                  (a) call to order;

                  (b) proof of mailing of notice of meeting, proxy and proxy statement;

                  (c) appointment of inspectors, if not previously appointed by board and if demanded by any shareholder;

                  (d) report on presence of a quorum;

                  (e) reading or waiver of reading of minutes of preceding meeting;

                  (f) election of directors, if an annual meeting;

                  (g) consideration of other matters contained in the notice of meeting or properly brought before the meeting;

                  (h) balloting;

                  (i) reports of officers;

                  (j) question and answer period;

                  (k) report of inspectors;

                  (l) adjournment.

                  2.14. Adjourned Meetings.

                           2.14.1. Any shareholder meeting may be adjourned to another time or place, whether or not a quorum is present. In the absence of a quorum no other business may be transacted at a meeting.

                           2.14.2. If a shareholder meeting is adjourned for more than thirty days or if the board establishes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. No notice of an adjourned meeting need be given if (i) the meeting is adjourned for thirty days or less; (ii) the record date is unchanged; (iii) the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken; and (iv) the only business transacted at the adjourned meeting is business which might have been transacted at the original meeting.

                  2.15. Action by Shareholders Without Meeting.

                           2.15.1 Subject to Sections 2.15.2 and 2.15.3, any action required or permitted to be taken at a meeting of shareholders by the New Jersey Business Corporation Act or the certificate of incorporation may be taken without a meeting by a written consent or consents pursuant to N.J.S. 14A:5-6.

                           2.15.2 In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent, shall by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is timely received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is timely received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of New Jersey, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                           2.15.3 In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section
         2.15.3 as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he/she deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the Board of Directors, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the

         Secretary of the Corporation under this Section 2.15.3. If after such investigation the Secretary or the inspector (as the case may be) shall determine that any action purportedly taken by such Consents has been validly taken, the fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the shareholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 2.15.3, the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel, any other necessary or appropriate professional advisors, and such other personnel as they deem necessary or appropriate.

                  2.16. Submission of Nominations and Shareholder Proposals.

                           2.16.1 Annual Meetings of Shareholders

                                    2.16.1.1. Nominations of persons for
election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this
Section 2.16, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.16.

                                    2.16.1.2 For nominations or other business
to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of Section 2.16.1.1, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation that are owned beneficially and held of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

                                    2.16.1.3. Notwithstanding anything in the
second sentence of Section 2.16.1.2 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for additional directorships at least seventy
(70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty
(60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a shareholder's notice required by this Section 2.16 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

                           2.16.2 Special Meetings of Shareholders. Only such
business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.16.2, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
2.16. If the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by
Section 2.16.1.2 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the later of (x) the close of business on the ninetieth (90th) day prior to such special meeting or (y) the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

                           2.16.3. General.

                                    2.16.3.1. Only such persons who are
nominated in accordance with the procedures set forth in this Section 2.16 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at an annual or special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.16. Except as otherwise provided by law, the certificate of incorporation or these By-Laws, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.16 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by Section 2.16.1.2(c)(iv)) and (b) if any proposed nomination or business is not in compliance herewith, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

                                    2.16.3.2 For purposes of this Section 2.16,
"public announcement" shall include disclosure in a press release reported by PR Newswire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                    2.16.3.3. Notwithstanding the foregoing
provisions of this Section 2.16, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section
2.16 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  3.1. Management Authority.--The business and affairs of the Corporation shall be managed under the direction of its board of directors (the board), subject only to the limitations imposed by law and by the Corporation's certificate of incorporation.

                  3.2. Number of Directors.--The board shall consist of not less than one nor more than twenty-one members, the actual number to be determined by the board from time to time.

                  3.3. Qualification of Directors.--Each director must be a United States citizen. No person shall be eligible to be elected a director who is under the age of 21 or over the age of 75 on the date of the election.

                  3.4. Election.--At each election of directors, each shareholder entitled to vote at the election shall have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote.

                  3.5. Term of Office.--Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been elected and qualified.

                  3.6. Resignation, Removal, and Suspension.--

                           3.6.1. Resignation.--Any director may resign at any time by giving a written notice of resignation to the corporation.

                           3.6.2. Removal by Shareholders.--Any director may be removed, with or without cause, by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote for the election of directors.

                           3.6.3. Removal or Suspension by Board.--The board shall have the power (i) to remove any director for cause or (ii) to suspend any director, pending a final determination that cause exists for removal, if the board determines in its sole discretion there is a reasonable possibility that cause for removal may exist. The determination of whether cause exists shall be made by the board in its sole discretion and shall not be set aside unless it is unreasonable, arbitrary, or capricious. Conduct constituting cause for removal includes, but is not limited to,

                           (a) Repeated failure to attend meetings or to maintain a reasonable degree of familiarity with the business conducted by the board;

                           (b) Any conduct as a board member or individually which is disloyal or contrary to the interests of the Corporation, such as seeking or obtaining an improper personal benefit on account of the director's position, exploiting for personal benefit information obtained as a director, or engaging in activities in competition with the Corporation; or

                           (c) Engaging in any action that reasonably would be viewed as likely to cause the director's continued membership on the board to cause embarrassment or ignominy to the board or the Corporation.

                  3.7. Vacancies.--Any vacancy in the board, however caused, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the votes of the remaining directors, even if less than a quorum. Each director so elected shall hold office until the next succeeding annual meeting of the shareholders. A vacancy in the board shall be deemed to exist in the case of death, resignation or removal of any director, or if the number of directors is increased. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

                  3.8. Place of Meeting.--All meetings of the board shall be held at the principal business office of the Corporation or at such place or places as the board may from time to time determine.

                  3.9. Use of Communications Equipment.--Any director may participate in a meeting of the board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

                  3.10. Regular Meetings.--A regular meeting of the board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purpose of electing officers and conducting any other business as may come before the meeting. The board may decide to have additional regular meetings which may be held without notice.

                  3.11. Special Meetings.--A special meeting of the board may be called for any purpose at any time by the president or by two directors. The meeting shall be held upon not less than two days notice if given by telegram, orally (either by telephone or in person), or by facsimile transmission, upon not less than three days notice if given by overnight courier delivery service, or upon not less than five days notice if given by depositing the notice in the United States mails, first class postage prepaid. The notice shall be deemed given at the time it is given orally, the facsimile transmission is originated (and there is no reason to believe it was not received), it is delivered to the overnight courier service, or it is deposited in the United States mails. The notice shall specify the time and place, and may, but need not, specify the purposes, of the meeting.

                  3.12. Waivers of Notice.--Any action taken at any meeting of the board, however called and noticed or wherever held, shall be as valid as though the meeting had been duly held after a regular call and notice if a quorum was present and if, before or after the meeting, each of the directors not present signs a written waiver of notice. All written waivers shall be filed with the corporate records or made a part of the minutes of the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice shall constitute a waiver of notice by the director. The fact of attendance without protest shall be recorded in the minutes of the meeting.

                  3.13. Action Without Meeting.--Any action required or permitted to be taken by the board by law, the certificate of incorporation, or these by-laws may be taken without a meeting, if, prior or subsequent to the action, each member of the board consents in writing to the action. A consent may be given by cable or telegram or by facsimile. Each written consent shall be filed with the minutes of the proceedings of the board. Action by the board by written consent shall have the same force and effect as a unanimous vote of the directors for all purposes. Any certificate or other document which relates to action taken by consent may state that the action was taken by unanimous written consent of the board of directors without a meeting.

                  3.14. Quorum.--The presence at a meeting of persons entitled to cast a majority of the votes of the entire board shall constitute a quorum for the transaction of business.

                  3.15. Votes Required.--Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the board.

                  3.16. Presiding Officer.--The chairman shall preside at all meetings of the board at which he or she is present. In the absence of the chairman, the president shall preside. The secretary or, in the absence of the secretary, an assistant secretary, shall record the minutes of the meeting. If neither of them is present, the presiding officer shall designate a secretary to record the minutes of the meeting.

                  3.17. Adjournment.--Any meeting of the board at which a quorum is present may be adjourned to meet again at a time and place specified by the board when it adjourns the meeting. No notice of the time and place of the adjourned meeting need be given if it is to be held within three days of the date fixed for the adjourned meeting.

                  3.18. Presumption of Assent.--A director who is present at a meeting of the board or any committee thereof of which the director is a member at which action on any corporate matter is taken shall be presumed to have concurred in the action taken unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as the secretary of the meeting before or promptly after the adjournment thereof. The right to dissent shall not apply to a director who voted in favor of the action. A director who is absent from a meeting of the board, or any committee thereof of which he or she is a member, at which any action is taken shall be presumed to have concurred in the action unless the director files a dissent with the secretary of the corporation within a reasonable time after learning of the action.

                  3.19. Expenses and Compensation of Directors.--Members of the board shall be reimbursed for all reasonable expenses incurred by them in connection with attending board or committee meetings. The board may determine from time to time fees to be paid to each member for service on the board and any committee of the board. The fees may be based upon a specified amount per annum or a specified amount per meeting attended, a combination of both, or any other reasonable method. Directors who are compensated officers of the Corporation shall not be paid directors' fees.

                                   ARTICLE IV

                                   COMMITTEES

                  4.1. Establishment of Committees; Executive Committee.--The board may, by action taken by a majority of the entire board, designate from among its members an executive committee, consisting of not less than three directors, and may at any time designate additional committees, each of which shall consist of three or more persons. The chief executive officer shall be an ex officio member of each committee. Subject to the limitations contained in
Section 4.8, the executive committee shall have and may exercise all of the authority of the board. Each other committee shall have whatever authority, not exceeding the authority of the executive committee, as is specifically provided by the board. Each committee that is delegated the power to act on behalf of the Corporation (a board committee) shall consist exclusively of directors. A majority of the members of each other committee (advisory committees) shall be directors. The other members may be officers or other employees of the Corporation or other persons who have experience, expertise, or a special background of value to the areas of responsibility of the committee.

                  4.2. Presiding Officer and Secretary.--The chairman shall be chairman of the executive committee. The board shall designate the chairman of each committee. Each committee shall from time to time designate a secretary of the committee who shall keep a record of its proceedings.

                  4.3. Vacancies.--Vacancies occurring from time to time in the membership of any committee may be filled by the board for the unexpired term of the member whose death, resignation, removal or disability causes the vacancy, and shall be so filled if, as the result of the vacancy, there shall be less than three directors on the committee, or, in the case of the executive committee, if the chairman shall be the person whose death, resignation, removal, or disability causes the vacancy.

                  4.4. Meetings.--Each committee shall adopt its own rules of procedure and shall meet at whatever times it may determine and shall also meet whenever a meeting is called by the president or the chairman of the committee. Members of committees may attend meetings through the medium of communications equipment (in the same manner as may members of the board), and any committee may act by unanimous written consent in lieu of a meeting (in the same manner as may the board).

                  4.5. Notice of Meetings.--If the committee establishes regular meeting dates, it shall not be necessary to give notice of a regular meeting. Notice of every special meeting shall be given in the manner and within the time periods specified in these by-laws with respect to notices of special meetings of the board. Notice of any special meeting may be waived in writing by all the absent members of the committee either before or after the meeting.

                  4.6. Quorum.--A quorum at any meeting of a committee shall be the presence of one-half of the members of the entire committee. In the case of the executive committee, however, a quorum shall be not less than three members. Every act or decision done or made by a majority of the directors present at a committee meeting duly held at which a quorum is present shall be regarded as the act of the committee.

                  4.7. Reports.--Actions taken at a meeting of any committee shall be reported to the board at its next meeting following the committee meeting, except that when the meeting of the board is held within two days after the committee meeting, the report shall, if not made at the first meeting, be made to the board at the second meeting following the committee meeting.

                  4.8. Limitations of Powers.--No committee of the board shall have authority to do any of the following:

                  (a) make, alter or repeal any by-law of the corporation;

                  (b) elect or remove any director, or remove any officer who may be elected or appointed only by the board;

                  (c) submit to shareholders any action that requires shareholders' approval;

                  (d) amend or repeal any resolution theretofore adopted by the board which, by its terms, is amendable or repealable only by the board;

                  (e) fix the compensation of any officer who is a member of the committee for serving as an officer of the Corporation.

                  4.9. Powers of the Board.--The board shall have the power to

                  (a) fill any vacancy in any committee;

                  (b) appoint one or more directors to serve as alternate members of any committee to act in the absence or disability of any member of that committee with all the powers of the absent or disabled members;

                  (c) abolish any committee at its pleasure; and

                  (d) remove any director from membership on any committee at any time, with or without cause.

                                    ARTICLE V

                                    OFFICERS

                  5.1. Officers Enumerated.--The board shall elect a president, one or more vice presidents, including executive vice presidents and senior vice presidents, a treasurer, and a secretary. Any two or more offices may be held by the same person, except that the same person may not hold the offices of president and secretary. The board may elect a chairman of the board. The chairman of the board and the president shall be directors.

                  5.2. Additional Officers.--The board may from time to time elect any other officers it deems necessary, who shall hold their offices for the terms and have the powers and perform the duties that shall be prescribed from time to time by the board.

                  5.3. Election and Term of Office.--Each officer shall hold office until the next annual election of officers, and until his or her successor has been elected and has qualified, unless he or she is earlier removed. All officers of the Corporation shall hold office at the pleasure of the board.

                  5.4. Vacancies.--Any vacancy in any office may be filled by the board.

                  5.5. Removal and Resignation.--Any officer may be removed, either with or without cause, by the board or by any officer upon whom the power of removal has been conferred by the board. Removal of an officer shall be without prejudice to the officer's contract rights, if any. Election or appointment of an officer shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the board or to the president. A resignation shall take effect on the date of the receipt of the notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

                  5.6. Powers and Duties.--The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the board and as may be delegated by the chairman or president. Without limiting the foregoing, the following officers shall have the following authority:

                  (a) Chief Executive Officer. The chief executive officer shall, subject only to the direction and control of the board and executive committee, have general charge and supervision over and responsibility for the business and affairs of the Corporation and the authority to instruct, direct, and control its other officers, employees, and agents. The chief executive officer may enter into and execute in the name of the corporation, contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business that are authorized, either generally or specifically, by the board. The chief executive officer shall have the power to appoint, fix the compensation of, and suspend or remove all employees of the corporation, including officers, except for the chairman, the president, the executive vice presidents, the treasurer, and the secretary. The appointment, suspension, removal and fixing the compensation of officers by the chief executive officer shall be subject to whatever guidelines are adopted from time to time by the board and to the approval of the executive committee and the board. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board.

                  (b) Chairman of the Board. If a chairman is elected, he shall be chosen from among the members of the board. Unless the board determines otherwise, the chairman shall be chief executive officer of the corporation.

                  (c) President.--If there is no chairman, or in the event of the chairman's absence or inability to act, or if the board has so designated, the president shall be chief executive officer. If there is a chairman who is chief executive officer, the president shall be chief operating officer and shall be responsible only to the chairman and to the board for those areas of operation of the business and affairs of the corporation as shall be delegated to the president by the board or by the chairman. Unless otherwise specified by the board or the chairman, all other officers of the corporation (except the chairman) shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business that are authorized, either generally or specifically, by the board.

                  (d) Vice Presidents. Each vice president shall perform the duties that may, from time to time, be assigned to him or her by the chief executive officer, the president, or the board. Vice presidents shall report and be subject to the supervision of the chief executive officer or the president in the performance of their duties unless otherwise specified by the board. In the absence of the chief executive officer and the president or in the event of the death, inability, or refusal to act of both of them, the vice presidents in the order designated at the time of their election by the board (or in the absence of any designation, then in the order of seniority) shall perform the duties of the chief executive officer. For these purposes, an executive vice president shall be deemed senior to a senior vice president.

                  (e) Secretary. The secretary, or any assistant secretary, shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep the minutes of all meetings and written consents of the shareholders and board. The secretary shall have charge of the seal of the Corporation and shall perform whatever other duties and possess whatever other powers as are incident to the office or as are assigned by the chief executive officer, president, or the board.

                  (f) Treasurer. The treasurer shall have custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall account to the chief executive officer, the president, or the board, whenever they may require, concerning all the treasurer's transactions and concerning the financial condition of the Corporation. The treasurer shall perform the duties and possess whatever other powers are incident to the office or are assigned by the chief executive officer, the president, or the board.

                                   ARTICLE VI

                       CAPITAL STOCK AND OTHER SECURITIES

                  6.1. Issuance of Stock and Other Securities.--Certificates of any class of capital stock of the Corporation and certificates representing any other securities of the Corporation shall be signed by the chairman, the president, or any vice president and countersigned by the secretary, any assistant secretary, the treasurer or any assistant treasurer. The signature of each officer may be an engraved or printed facsimile. If an officer or transfer agent or registrar whose facsimile signature has been placed upon certificates ceases to hold the official capacity in which he or she signed, the certificates may continue to be used. The certificates may, but need not, be sealed with the seal of the Corporation, or a facsimile of the seal. The certificates shall be countersigned and registered in whatever manner the board may prescribe.

                  6.2. Lost, Stolen and Destroyed Certificates.--In case of lost, stolen or destroyed certificates, new certificates may be issued to take their place upon receipt by the Corporation of a bond of indemnity and under whatever regulations may be prescribed by the board. The giving of a bond of indemnity may be waived.

                  6.3. Transfer of Securities.--The shares of the capital stock or any other registered securities of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by that person's authorized agent, or by the transferee, upon surrender for cancellation to the transfer agent of an outstanding certificate or certificates for the same number of shares or other security with an assignment and authorization to transfer endorsed thereon or attached thereto, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require.

                  6.4. Record Date for Dividends or Rights.--The board may fix a record date in advance as of which shares of stock shall be held of record to entitle a shareholder to the payment of any dividend, to the allotment of rights, or to exercise rights in respect to any change, conversion or exchange of capital stock of the Corporation. The record date shall not precede by more than sixty (60) days the date of the dividend payment, or the allotment of rights, or the date when the change, conversion or exchange of capital stock shall take effect. Only shareholders of record on the record date shall be entitled to receive or exercise the rights or benefits when they shall accrue, notwithstanding any transfer of any stock on the books of the Corporation subsequent to the record date.

                  6.5. Issuance of Shares.--Shares of the capital stock of the Corporation which have been authorized but not issued may be sold or issued from time to time for such consideration as may be determined by the board.

                                   ARTICLE VII

                                 CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, New Jersey". The seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument, or affixed thereto.

                                  ARTICLE VIII

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall end on December 31 of each calendar year.

                                   ARTICLE IX

                                   AMENDMENTS

                  These by-laws may be altered, amended or repealed by the shareholders or the board. Any by-law adopted, amended, or repealed by the shareholders may be amended or repealed by the board unless the resolution of the shareholders adopting the by-law expressly reserves the right to amend or repeal it to the shareholders.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. Inspection of Corporate Records.--The share register, or duplicate share register, and minutes of proceedings of the shareholders shall be open to inspection for any proper purpose upon the written demand of any person who has been a shareholder of record or holder of a voting trust certificate for at least six months immediately preceding that person's demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class. The inspection may be made at any reasonable time not less than five days after the person has given written notice of the demand to the Corporation. The inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand for inspection shall be made in writing upon the president or secretary of the Corporation.

                  10.2. Checks, Drafts, Etc.--All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the board.

                  10.3. Execution of Contracts.--The board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount unless so authorized by the board or these by-laws.

                  10.4. Voting Shares of Other Corporations.--The chairman, the president, or any vice president are each authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of stock of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised by those officers either in person or by proxy or by power of attorney duly executed by the officer.

                  10.5. Force and Effect of By-Laws.--These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of the Act or the certificate of incorporation shall govern to the extent of such inconsistency.